Exhibit 10.1

PREFERRED STOCK REPURCHASE AGREEMENT

THIS PREFERRED STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2017 by and between 1347 Investors LLC, a Delaware limited liability company (the “Seller”), and Limbach Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Seller is the owner of 400,000 shares of Class A Preferred Stock, par value $0.0001 per share and liquidation value of $25.00 per share as defined in that certain Certificate of Designation dated July 20, 2016 (the “Liquidation Value”), of the Company (the “Preferred Stock”); and

WHEREAS, the Seller desires to sell to the Company, and the Company desires to purchase directly from the Seller, an aggregate of 120,000 shares of Preferred Stock (the “Shares”); and

WHEREAS, the Seller previously pledged the Shares (the “Pledge”) to American Service Insurance Company, Inc., IWS Acquisition Corp, Jemada Holdings LLC, Doug Levine 2012 Childrens Trust, Kingsway Amigo Insurance Company Trust, Robert D. Goldstein, and GrizzlyRock Value Partners, LP (collectively, the “Lenders”) pursuant to those certain Loan and Security Agreements between the Seller and each Lender dated July 18, 2016 (collectively, the “Loan and Security Agreements”); and

WHEREAS, the Seller desires to grant to the Company the option to purchase, within six months of the Closing Date, all or a portion of the Remaining Shares (as defined below); and

WHEREAS, the Seller is the owner of 509,500 shares of common stock, par value $0.0001 per share, of the Company held in escrow and subject to certain restrictions (the “Escrowed Shares”) pursuant to that certain Stock Escrow Agreement dated as of July 15, 2014, by and among the Company, the Seller, and Continental Stock Transfer & Trust Company as escrow agent (the “Escrow Agreement”); and

WHEREAS, pursuant to the terms of the Escrow Agreement, the Escrowed Shares will be released to the Seller and no longer subject to the terms of the Escrow Agreement as of July 20, 2017; and

WHEREAS, the Seller and the Company have agreed to subject the Escrowed Shares to certain restrictions on transfer through October 20, 2017.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale of Shares and Closing.

(a)       Sale of the Shares. Concurrently with the execution hereof, the Seller shall sell, transfer and assign the Shares to the Company for an aggregate sum of $4,092,153.47, which shall represent the full purchase price for the Shares and consist of the following (the “Purchase Price”):

(i) an amount per Share of (A) 130% of the Liquidation Value per Share or $32.50 per Share (the “Per Share Price”) plus (B) 130% of all accrued and unpaid dividends thereon as of the Closing Date or $2.643 per Share; minus

(ii) $125,000.

The parties hereto agree that the payment of the Purchase Price shall be in full satisfaction of any and all obligations owed by the Company with respect to the Shares, and the Company shall purchase from the Seller all of the right, title, and interest of the Seller in and to the Shares.

(b)       Deliveries by the Company. Concurrently with the execution hereof, the Company shall deliver to the Seller (i) the Purchase Price by wire transfer of immediately available funds to a bank account designated by the Seller and (ii) such other documents relating to the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

(c)       Deliveries by the Seller. Concurrently with the execution hereof, the Seller shall deliver to the Company (i) the original certificates (if any) representing the Shares, together with duly executed stock powers reasonably satisfactory to the Company, (ii) a release executed by Lenders and effective as of the Closing Date releasing the Shares from the Pledge, and (iii) such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

(d)       Company to Cancel Shares. Upon the valid transfer of the Shares from the Seller to the Company, the Shares shall be retired and cancelled by the Company.

Section 2. The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company concurrently with the execution hereof (the “Closing Date”), or at such other place or in such manner (including by exchange of electronic documents) or on such other date as may be mutually agreeable to the Seller and the Company.

Section 3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company that:

(a)       Organization. The Seller is duly authorized, validly existing, and in good standing under the laws of Delaware.

(b)       Ownership. All of the Shares are owned of record and beneficially by the Seller, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever, other than pursuant to applicable securities laws. Immediately following the sale of the Shares of the Company pursuant to this Agreement, the Seller will no longer have any rights, title, interest or other claims relating to the Shares.

(c)       Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Seller is a party have been duly authorized by the Seller. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which the Seller is subject, or any material agreement, instrument, order, judgment or decree to which the Seller is subject, except where any such condition would not adversely affect their ability to perform its obligations hereunder. The Seller has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Seller hereunder.

(d)       Access to Information; Sophistication; Lack of Reliance. The Seller (i) has had a representative on the board of directors of the Company continuously since its formation, (ii) is familiar with the business and financial condition, properties, operations and prospects of the Company, (iii) has been provided with such information, documents and other materials concerning the Company, including its financial condition, results of operations, prospects, properties or business, to enable the Seller to form an independent judgment regarding the advisability of the sale of the Shares on the terms and conditions contained herein, (iv) has had such time as the Seller deems necessary and appropriate to review and analyze such information, documents and other materials to enable it to form such independent judgment, and (v) has been granted the opportunity to obtain any additional information that the Seller deems necessary to verify the accuracy of such information, documents and other materials and to ask questions of, and have received satisfactory answers from, representatives of the Company concerning the Company. The Seller has also had the opportunity to review the periodic and current reports filed with the United States Securities and Exchange Commission by the Company. The Seller’s knowledge and experience in financial and business matters is such that the Seller is capable of evaluating the merits and risks of the Seller’s sale of the Shares. The Seller has carefully reviewed the terms and provisions of this Agreement and has evaluated its rights and obligations contained herein and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby.

(e)       No Brokers. The Seller has no liability or obligation of any kind to, and is not subject to any claim of, any broker, finder, or agent in connection with the sale of the Shares.

(f)       Remaining Shares. Immediately following the Closing, the Seller will be the record and beneficial owner of 280,000 shares of Preferred Stock (the “Remaining Shares”).

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller that:

(a)       Organization. The Company is duly authorized, validly existing, and in good standing under the laws of Delaware.

(b)       Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its certificate of incorporation or bylaws or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except where any such condition would not adversely affect its ability to perform its obligations hereunder.

Section 5. Option to Repurchase Remaining Shares.

(a)       Commencing on the date hereof and continuing for a period of six months (the “Option Period”), the Seller hereby grants to the Company the right to purchase in one or more transactions (the “Option”) all or a portion of the Remaining Shares for a purchase price equal to the Per Share Price plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of the Remaining Shares (the “Option Price”). From time to time during the Option Period, the Company may provide written notice to the Seller of its election to exercise the Option with respect to all or a portion of the Remaining Shares (each an “Exercise Notice”), and the Seller and the Company shall consummate the sale and purchase of the Remaining Shares set forth in each Exercise Notice within 20 days of such Exercise Notice (each closing of a sale and purchase of Remaining Shares being an “Option Closing”). The Option shall expire and become void upon the expiration of the Option Period.

(b)       At any Option Closing: (i) the Seller will make the representations and warranties set forth in Section 3 above with respect to the Remaining Shares being purchased at such Option Closing, and the Company will make the representations and warranties set forth in Section 4 above with respect to the Remaining Shares being purchased at such Option Closing; (ii) the Company shall deliver to the Seller the Option Price by wire transfer of immediately available funds to a bank account designated by the Seller and such other documents relating to the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request; (iii) the Seller shall deliver to the Company the original certificates (if any) representing the Remaining Shares being purchased at such Option Closing together with duly executed stock powers reasonably satisfactory to the Company, a release of any pledge of the Remaining Shares being purchased at the Option Closing, and such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 6. Escrowed Shares. The Seller agrees that, without the Company’s prior written consent, the Seller will not, for the period from the release of the Escrowed Shares pursuant to the Escrow Agreement and ending on October 20, 2017, (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any of the Escrowed Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Escrowed Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of any of the Escrowed Shares or such other securities, in cash or otherwise. For the avoidance of doubt and notwithstanding the foregoing, nothing herein shall prohibit the Escrowed Shares from being pledged, hypothecated, or otherwise encumbered solely for the purpose of complying with the collateral requirements under the Loan and Security Agreements, copies of which are filed as Exhibits 11 through 17 to the Schedule 13D/A (Amendment No. 2) filed by the Seller with the Securities and Exchange Commission on August 5, 2016.

Section 7. General Provisions.

(a)       Survival of Representations. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.

(b)       Public Announcements. Except as required by applicable law the Seller shall not make or permit any of its affiliates or representatives to make any public announcement with respect of this Agreement or the transactions contemplated hereby until the Company has made an initial public announcement of this Agreement and the transactions contemplated hereby.

(c)       Further Assurances. The Seller shall execute and deliver to the Company, or shall cause to be executed and delivered to the Company, such additional instruments or documents, and shall take or cause to be taken such other action, as the Company may reasonably request from time to time after the Closing for the purpose of giving effect to the transactions contemplated hereby.

(d)       Expenses. The parties will each pay their own costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

(e)       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)       Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g)       Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns.

(h)       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)       Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(j)       Waiver of Trial By Jury. Each of the parties to this Agreement irrevocably and unconditionally waives the right to a trial by jury in any action, suit or proceeding arising out of, connected with or relating to this Agreement, the matters contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement of this Agreement.

(k)       Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l)       Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

(m)       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3):

If to the Seller:

1347 Investors LLC

150 Pierce Road, 6th Floor

Itasca, IL 60143

Attn: Hassan R. Baqar, President

Telephone: (847) 700-8064

Email: hbaqar@kingswayfinancial.com

If to the Company:

Limbach Holdings, Inc.

31-35th Street

Pittsburgh, PA 15201

Attn: Scott Wright, SVP & General Counsel

Telephone: (412) 359-2250

Email: Scott.Wright@limbachinc.com

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SELLER:

1347 INVESTORS LLC

By:	/s/ Hassan R. Baqar
Name:	Hassan R. Baqar
Title:	President

COMPANY:

LIMBACH HOLDINGS, INC.

By:	/s/ John T. Jordan
Name:	John T. Jordan, Jr.
Title:	EVP/CFO

Signature Page to Preferred Stock Repurchase Agreement